American Skandia Life
Assurance Corporation
One Corporate Drive
P.O. Box 883
Shelton, CT  06484-0883
Telephone (203) 926-1888
Fax (203) 925-6932







April 25, 2000





American Skandia Life Assurance Corporation
One Corporate Drive
Shelton, Connecticut  06484


         RE: Post-Effective Amendment No. 1 to Registration Statement on Form S-6 filed by American Skandia Life Assurance Corporation, Depositor, and American Skandia Life Assurance Corporation Separate Account F, Trust
                Securities Act Registration No. 333-95957
                Related Investment Company Act Filing on Form N-8B-2:  811-08447


Dear Sir/Madam:

I have acted as General Counsel to American Skandia Life Assurance Corporation (the "Company"), a Connecticut insurance company, and American Skandia Life Assurance Corporation Separate Account F (the "Account") in connection with the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a certain flexible premium variable life insurance policy that will be issued by American Skandia (the "Policies").

I have examined or caused to be examined such documents (including the Form S-6 registration statement) and reviewed or caused to be reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Policies.

2. The Policies, when issued as contemplated by the Form S-6 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form S-6 registration statement for the Policies and the Account.

                                                     Sincerely yours,

                                                     /s/ T. Richard Kennedy

                                                     T. Richard Kennedy
                                                     General Counsel

Champion IIA